P R E S S R E L E A S E

Synthesis Energy Systems Announces Second Quarter Financial Results

Conference call scheduled for 4:30 p.m. Eastern Today

HOUSTON, Texas, February 5, 2009 – Synthesis Energy Systems, Inc. (the “Company”) (NASDAQ: SYMX), a global industrial gasification company, today announced results for the second quarter of fiscal 2009.

“We achieved two significant milestones this quarter with the commercial operations declaration at our Hai Hua joint venture plant and the ground breaking ceremony at the Yima site,” stated Tim Vail, President and CEO of the Company.

Second Quarter Financial Results (Unaudited)

For the second quarter of fiscal 2009, the Company reported revenue of $0.5 million from syngas and by-product sales from the Hai Hua joint venture plant in China.  In late December 2008, the plant declared commercial operations status and has begun to invoice Hai Hua for the energy and capacity fee under the purchase and sale agreement.

Cost of sales and plant operating expenses were $2.9 million for the three months ended December 31, 2008, and were comprised principally of coal consumption, electricity, maintenance and other operating costs at the Hai Hua joint venture plant in China.

Project and technical development expenses were $1.4 million during the three months ended December 31, 2008 and included a non-cash charge to write off the $1.25 million remaining carrying value of the reservation and use fee for Flex-Fuel Test Facility of The Gas Technology Institute (“GTI”) in Des Plaines, Illinois.  Management does not anticipate utilizing GTI’s facility during calendar year 2009.  Excluding the effect of this charge, project and technical development expenses were $0.1 million.  Project and technical development expense incurred during the period related principally to the feasibility study with North American Coal for the Otter Creek Mine in North Dakota and the YIMA joint venture project in China.  These costs were reduced by a $0.6 million reimbursement from CONSOL Energy in full settlement of its cost-sharing arrangement under the Company’s expired joint development agreement with CONSOL Energy.

Three Riverway, Suite 300  Houston, Texas 77056

Tel: (713) 579-0600 / Fax: (713) 579-0610

General and administrative expenses totaled $4.7 million for the three months ended December 31, 2008 and reflect severance costs associated with staff reductions in the Houston office during the quarter ended December 31, 2008.

Net loss for the second quarter of fiscal 2009 was approximately $9.8 million, or $0.20 per share.

At December 31, 2008, the Company had cash and cash equivalents and marketable securities of $104.6 million and working capital of $98.7 million.

With the continued uncertainty in the financial markets and the decline in commodity prices, the Company is continuing to reduce general and administrative expenses and other operating costs as well as working to improve cash flows of the Hai Hua joint venture in order to conserve existing cash.

Conference Call Information

Senior management will hold a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the quarter ended December 31, 2008 and provide an update on corporate developments.

To access the live webcast, please log on to the Company's website at www.synthesisenergy.com.  Alternatively, callers may participate in the conference call by dialing (612) 332-0335. An archived version of the webcast will be available on the website through March 5, 2009.  A telephone replay of the conference call will be available approximately two hours after the completion of the call through Thursday, February 12, 2009. Callers can access the replay by dialing (320) 365-3844; the PIN access number is 984650.

About Synthesis Energy Systems, Inc.
The Company is an energy and technology company that builds, owns and operates coal gasification plants that utilize its proprietary U-GAS® fluidized bed gasification technology to convert low rank coal and coal wastes into higher value energy products, such as transportation fuel and ammonia.  The U-GAS® technology, which the Company licenses from the GTI, gasifies coal without many of the harmful emissions normally associated with coal combustion plants.  The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by our ability to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) our ability to operate efficiently on a smaller scale, which enables us to construct plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. The Company currently has offices in Houston, Texas and Shanghai, China.  For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.

Three Riverway, Suite 300  Houston, Texas 77056

Tel: (713) 579-0600 / Fax: (713) 579-0610

Contact:
Synthesis Energy Systems, Inc.
Ann Tanabe

Vice President of Investor Relations

(713) 579-0600

Ann.tanabe@synthesisenergy.com

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our early stage of development, our estimate of the sufficiency of existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the limited history and viability of our technology, the effect of the current international financial crisis on our business, commodity prices and the availability and terms of financing opportunities, our results of operations in foreign countries and our ability to diversify, our ability to maintain production from our first plant in the Hai Hua project, our ability to obtain the necessary approvals and permits and to negotiate definitive agreements and financing arrangements for our YIMA project and other future projects, and the sufficiency of internal controls and procedures. Although we believe that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. We cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Three Riverway, Suite 300  Houston, Texas 77056

Tel: (713) 579-0600 / Fax: (713) 579-0610

SYNTHESIS ENERGY SYSTEMS, INC.

(A Development Stage Enterprise)

Consolidated Balance Sheets (in thousands, except per share amounts) (Unaudited)
	December 31, 2008	June 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$ 59,630	$ 127,872
Marketable securities	45,000	-
Restricted cash	250	-
Accounts receivable	766	169
Prepaid expenses and other currents assets	2,333	2,162
Inventory	646	516
Total current assets	108,625	130,719
Construction-in-progress	5,752	2,408
Property, plant and equipment, net	37,841	37,570
Intangible asset, net	1,468	1,546
Other long-term assets	4,243	5,504
Total assets	$ 157,929	$ 177,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses and accounts payable	$ 7,704	$ 10,828
Current portion of long-term bank loan	2,253	2,245
Total current liabilities	9,957	13,073
Long-term bank loan	10,081	11,168
Total liabilities	20,038	24,241
Commitments and contingencies
Minority interest	2,306	2,969
Stockholders’ Equity:
Common stock, $0.01 par value: 100,000 shares authorized: 48,011 shares issued and outstanding	480	480
Additional paid-in capital	197,893	194,617
Deficit accumulated during development stage	(64,393)	(46,125)
Accumulated other comprehensive income	1,605	1,565
Total stockholders’ equity	135,585	150,537
Total liabilities and stockholders’ equity	$ 157,929	$ 177,747

Three Riverway, Suite 300  Houston, Texas 77056

Tel: (713) 579-0600 / Fax: (713) 579-0610

SYNTHESIS ENERGY SYSTEMS, INC.

(A Development Stage Enterprise)

Consolidated Statements of Operations (in thousands, except per share amounts) (Unaudited)
	Three Months Ended December 31,
	2008	2007

Revenue:
Product sales	$ 483	$ -
Project development fees and other	-	-
Total revenue	483	-
Costs and Expenses:
Cost of sales and plant operating expenses	2,915	-
General and administrative expenses	4,742	2,286
Project and technical development expenses	1,371	880
Stock-based compensation expense	1,252	1,176
Depreciation and amortization	722	96
Total costs and expenses	11,002	4,438
Operating loss	(10,519)	(4,438)
Non-operating (income) expense:
Interest income	(687)	(35)
Interest expense	258	-
Net loss before minority interest	(10,090)	(4,403)

Minority interest	338	75
Net loss	$ (9,752)	$ (4,328)

Net loss per share:
Basic and diluted	$ (0.20)	$ (0.13)

Weighted average common shares outstanding:
Basic and diluted	48,011	33,934

Three Riverway, Suite 300  Houston, Texas 77056

Tel: (713) 579-0600 / Fax: (713) 579-0610

SYNTHESIS ENERGY SYSTEMS, INC.

(A Development Stage Enterprise)

Consolidated Statements of Operations (in thousands, except per share amounts) (Unaudited)
	Six Months Ended December 31,		November 4, 2003 (inception) to December 31, 2008
	2008	2007

Revenue:
Product sales	$ 608	$ -	$ 811
Project development fees and other	-	-	125
Total revenue	608	-	936
Costs and Expenses:
Cost of sales and plant operating expenses	4,338	-	6,732
General and administrative expenses	9,301	4,714	29,017
Project and technical development expenses	1,941	1,179	10,398
Stock-based compensation expense	3,383	2,185	19,096
Depreciation and amortization	1,502	178	2,933
Total costs and expenses	20,465	8,256	68,176
Operating loss	(19,857)	(8,256)	(67,240)
Non-operating (income) expense:
Interest income	(1,463)	(79)	(2,466)
Interest expense	536	-	927
Net loss before minority interest	(18,930)	(8,177)	(65,701)

Minority interest	662	83	1,308
Net loss	$ (18,268)	$ (8,094)	$ (64,393)

Net loss per share:
Basic and diluted	$ (0.38)	$ (0.25)	$ (2.09)

Weighted average common shares outstanding:
Basic and diluted	48,011	32,079	30,815

Three Riverway, Suite 300  Houston, Texas 77056

Tel: (713) 579-0600 / Fax: (713) 579-0610